Exhibit 21

Subsidiaries of SBA Communications Corporation

Name	Relationship	Jurisdiction

SBA Telecommunications, Inc.	100% owned by SBA Communications Corporation	Florida

SBA Senior Finance II, LLC	100% owned by SBA Senior Finance, LLC	Florida

SBA Senior Finance, LLC	100% owned by SBA Telecommunications, Inc.	Florida

SBA Towers, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA Towers II, LLC	100% owned by SBA Towers, LLC	Florida

SBA Towers III, LLC	100% owned by SBA Telecommunications, Inc.	Florida

SBA Structures, Inc.	100% owned by SBA Guarantor, LLC	Florida

SBA Infrastructure, LLC	100% owned by SBA Towers III, LLC	Delaware

Central America Equityholder, LLC	90% owned by SBA Central America, LLC; 10% owned by non-SBA entity	Florida

SBA Properties, Inc.	100% owned by SBA Guarantor, LLC	Florida

SBA Central America, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA Torres Panama, S.A.	100% owned by Panama Shareholder, LLC	Panama

Panama Shareholder, LLC	100% owned by Central America Equityholder, LLC	Florida

SBA Guarantor, LLC	100% owned by SBA Holdings, LLC	Delaware

SBA Holdings, LLC	100% owned by SBA Senior Finance, LLC	Delaware

Costa Rica Quotaholder, LLC	100% owned by Central America Equityholder, LLC	Florida

SBA Land, LLC	100% owned by SBA Towers II, LLC	Delaware

Guatemala Shareholder I, LLC	100% owned by Central America Equityholder, LLC	Florida

SBA Torres Guatemala, S.A.	99.9% owned by Guatemala Shareholder I, LLC; 0.1% owned by Guatemala Shareholder II, LLC (FL)	Guatemala

As of December 31, 2011, SBA Communications Corporation owned, directly or indirectly, 33 additional subsidiaries, 26 of which are incorporated in U.S. jurisdictions and 7 of which are organized in foreign jurisdictions. These subsidiaries, in the aggregate as a single subsidiary, would not constitute a “Significant Subsidiary” as defined in Rule 405 under the Securities Act as of December 31, 2011.